UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

BROOKFIELD DTLA FUND OFFICE
TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2017, Paul Schulman resigned as Chairman and a member of the Board of Directors (the “Board”) of Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) and President and Chief Operating Officer of the Company. Mr. Schulman’s resignation was not due to any disagreement between Mr. Schulman and the Company on any matters relating to the Company’s operations or financial practices and policies. Mr. Schulman will not be receiving any separation or severance payments from the Company.

On May 15, 2017, the remaining members of the Board appointed Ian Parker to fill the vacancy on the Board created by Mr. Schulman’s resignation, and resolved that Mr. Parker shall hold office until the next annual election of directors of the Company and until a successor is elected and qualified, or until his earlier resignation or removal. The Board appointed Mr. Parker as a director based on, among other factors, his knowledge of the Company and his experience in financial matters and commercial real estate. Mr. Parker was not, and as of the date of this Current Report is not expected to be, named to any committees of the Board. Mr. Parker, age 52 and a Canadian citizen, is and will hereafter continue in his capacity as Chief Operating Officer, Canadian Commercial Operations of Brookfield Office Properties Inc. (“BPO”), a position he has held since 2014. Before assuming his current position with BPO, Mr. Parker was Senior Vice President, Asset Management, Western, Canadian Commercial Operations of BPO since 2005. BPO indirectly owns all of the common shares of the Company and, through its subsidiary Brookfield DTLA Holdings LLC, manages the Company’s operations and activities. BPO, together with the Board and officers of the Company, makes decisions on the Company’s behalf.

On May 15, 2017, the remaining members of the Board appointed G. Mark Brown as Chairman of the Board to fill the vacancy created by Mr. Schulman’s resignation. Mr. Brown, age 52 and a Canadian citizen, has served on the Board since the Company was formed in April 2013. The Board appointed Mr. Brown as Chairman based on, among other factors, his knowledge of the Company and his experience in financial matters and commercial real estate. Mr. Brown will continue his current role of Global Chief Investment officer of an affiliate of BPO, a position he has held since 2012 at various BPO affiliates. As described above, BPO is affiliated with the Company.

Mr. Parker will be, and Mr. Brown will continue to be, compensated for their service on the Board pursuant to existing arrangements they have with the Company’s ultimate parent, BPO and its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
		Title:	Senior Vice President, Secretary
Dated: May 15, 2017